CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

Exhibit 10.17

HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY

Clearwater, Florida

SIXTH PROPERTY CATASTROPHE

EXCESS OF LOSS REINSURANCE CONTRACT

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

TABLE OF CONTENTS

ARTICLE		PAGE
I	BUSINESS COVERED	1
II	TERM	1
III	SPECIAL TERMINATION AND OTHER REMEDIES	2
IV	DEFINITIONS	5
	Declaratory Judgment Expense	5
	Extra Contractual Obligations/Loss in Excess of Policy Limits	6
	Loss Adjustment Expense	6
	Loss Occurrence	7
	Policy	8
	Renewed	8
	Ultimate Net Loss	8
V	TERRITORY	9
VI	EXCLUSIONS	9
VII	SPECIAL ACCEPTANCES	10
VIII	COVERAGE	11
IX	REINSURANCE PREMIUM	11
X	FLORIDA HURRICANE CATASTROPHE FUND	12
XI	OTHER REINSURANCE	13
XII	NET RETAINED LINES	14
XIII	NOTICE OF LOSS AND LOSS SETTLEMENTS	15
XIV	LATE PAYMENTS	15
XV	SALVAGE AND SUBROGATION	16
XVI	DELAYS, OMISSIONS, OR ERRORS	17
XVII	LIABILITY OF THE REINSURER	17
XVIII	ENTIRE AGREEMENT	17
XIX	OFFSET	17
XX	CURRENCY	18
XXI	TAXES	18
XXII	FEDERAL EXCISE TAX	18
XXIII	RESERVES AND FUNDING	18
XXIV	THIRD PARTY RIGHTS	21
XXV	REINSURANCE ALLOCATION	21

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

XXVI	SEVERABILITY	22
XXVII	SANCTIONS	22
XXVIII	GOVERNING LAW	22
XXIX	ACCESS TO RECORDS	23
XXX	CONFIDENTIALITY	24
XXXI	INSOLVENCY	25
XXXII	ARBITRATION	26
XXXIII	SERVICE OF SUIT	27
XXXIV	MODE OF EXECUTION	28
XXXV	INTERMEDIARY	28
	Schedule A
	Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance - U.S.A.
	Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance – Canada
	Nuclear Energy Risks Exclusion Clause (Reinsurance) (1994) (Worldwide Excluding U.S.A. And Canada)
	Pools, Associations & Syndicates Exclusion Clause
	Mold Exclusion
	Terrorism Exclusion (Property Treaty Reinsurance) N.M.A. 2930c

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

SIXTH PROPERTY CATASTROPHE

EXCESS OF LOSS REINSURANCE CONTRACT

(the “Contract”)

between

HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY

Clearwater, Florida

including any and/or all of the subsidiary or affiliate companies that are now or may hereafter come under the ownership, management and/or control of the Company

(the “Company”)

and

THE SUBSCRIBING REINSURER(S) EXECUTING THE

INTERESTS AND LIABILITIES AGREEMENT(S)

ATTACHED HERETO

(the “Reinsurer”)

ARTICLE I

BUSINESS COVERED

A.	By this Contract the Reinsurer agrees to reinsure the Company’s liability under its Policies classified by the Company as Property business, subject to the terms, conditions, and limitations set forth herein and in Schedule A attached to and forming part of this Contract.

B.	Subject business shall include business assumed by the Company in connection with the depopulation of Policies from Citizens Property Insurance Corporation.

ARTICLE II

TERM

A.	This Contract shall apply to all Loss Occurrences during the term extending from 12:01 a.m., Eastern Standard Time, July 1, 2014, to 12:01 a.m., Eastern Standard Time, June 1, 2015, on Policies effective at the inception of, or written or Renewed with an effective date during, said term.

B.	If this Contract expires while a Loss Occurrence covered hereunder is in progress, the Reinsurer’s liability hereunder shall, subject to the other terms and conditions of this Contract, be determined as if the entire Loss Occurrence had occurred prior to the expiration of this Contract, provided that no part of such Loss Occurrence is claimed against any renewal or replacement of this Contract.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

C.	Notwithstanding the expiration or termination of the Reinsurer’s participation hereon, the provisions of this Contract shall continue to apply to all obligations and liabilities of the parties incurred hereunder until all such obligations and liabilities are fully performed and discharged.

ARTICLE III

SPECIAL TERMINATION AND OTHER REMEDIES

A.	The Company may terminate the share of the Reinsurer and/or exercise any other provisions provided hereunder as respects said Reinsurer at any time, either during the term or after the expiration of this Contract, upon said Reinsurer’s experiencing one or more Special Termination Event(s). A “Special Termination Event” shall be deemed to have occurred in the event of any of the following circumstances:

1.	A State Insurance Department or other legal authority orders the Reinsurer to cease writing business;

2.	The Reinsurer has voluntarily ceased assuming new and renewal reinsurance business for the lines of business covered hereunder;

3.	The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations;

4.	For any period not exceeding 12 months, which commences no earlier than 12 months prior to the inception of this Contract, the Reinsurer’s policyholders’ surplus (or total stamp capacity by managing agent as respects Lloyd’s of London syndicates), as reported in the financial statements of the Reinsurer, has been reduced by 20%;

5.	The Reinsurer has become merged with, acquired or controlled by any company, corporation, or individual(s) not controlling the Reinsurer’s operations previously;

6.	The Reinsurer’s A.M. Best’s Financial Strength Rating has been assigned or downgraded below “A-”;

7.	The Reinsurer’s Standard and Poor’s Financial Strength Rating has been assigned or downgraded below “BBB+” or, as respects Lloyd’s of London, the Standard and Poor’s Rating of the Lloyd’s Market has been assigned or downgraded below “BBB+”;

8.	The Reinsurer has reinsured its entire liability under this Contract without the Company’s prior written consent;

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

9.	The Reinsurer has transferred its claims-paying authority under this Contract to an unaffiliated entity or in any other way has assigned its interests or delegated its obligations under this Contract to an unaffiliated entity without the Company’s prior written consent. Notwithstanding the foregoing, the transfer of claims-paying authority or administration to a third party, where the Reinsurer maintains control over claims settlement decisions, shall not constitute a transfer of its claims-paying authority for purposes of this subparagraph; or

10.	The Reinsurer, directly or through the actions of a parent company or an affiliated entity, has invoked any U.S. or foreign statute, legislation, or jurisprudence that purports to enable the Reinsurer to require the Company to settle its claims liabilities, including but not limited to any estimated or undetermined claims liabilities under this Contract, on an accelerated basis. This does not include any attempt to enforce a settlement of claims liabilities under a commutation process to which the parties have agreed.

Unless it is prohibited by law from doing so, immediately upon the Reinsurer’s knowledge of a Special Termination Event, the Reinsurer must notify the Company of such event in writing, by electronic mail, certified mail, or a nationally or internationally recognized delivery service.

B.	Where a Special Termination Event has taken place and after giving the Reinsurer prior written notice by electronic mail, certified mail, or by a nationally or internationally recognized delivery service, the Company may invoke any one or a combination of the following:

1.	The Company may terminate or reduce the Reinsurer’s share hereunder effective at any time following the Reinsurer’s receipt of the written notice. In such event, the entire liability of the Reinsurer for Loss Occurrences subsequent to the date of termination shall cease concurrently with the date of termination. Upon such termination, the Reinsurer shall refund to the Company the unearned portion of the reinsurance premium paid to it hereon (calculated on a pro rata expiration basis) and any minimum premium hereon shall be waived.

2.

The Company may require the Reinsurer to fund its share of outstanding loss and Loss Adjustment Expense reserves, reserves for losses and Loss Adjustment Expense incurred but not reported to the Company (IBNR as determined by the Company), and any other balances or financial obligations. Within 30 days of the Company’s written request to fund, the Reinsurer shall render the requested funding (less any such amounts already funded pursuant to the provisions of the RESERVES AND FUNDING ARTICLE) to the Company by means of one of the methods of funding described in the RESERVES AND FUNDING ARTICLE. The Company and the Reinsurer may mutually agree on alternative methods of funding or the use of a combination of methods. The Company may draw upon such funding in accordance with the provisions of the RESERVES AND FUNDING ARTICLE. Within 60 days following each subsequent calendar quarter, the Company may prepare and forward

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

to the Reinsurer a statement of the Reinsurer’s current funding obligation under this subparagraph. Where such amount exceeds the balance of funding already rendered by the Reinsurer, the Reinsurer shall, within 30 days of its receipt of such statement, increase the amount of funding available to the current, reported level. If, however, the statement shows that the Reinsurer’s current funding obligation is less than the balance of funding as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess funding by making the appropriate adjustment. This funding option is available to the Company at any time there remain any outstanding liabilities of the Reinsurer.

3.	The Company may require that the Reinsurer commute all present and future liabilities under this Contract in return for a full and final release of all such liabilities. If the Company and Reinsurer cannot agree on the capitalized value of the Reinsurer’s liabilities, they shall appoint an independent actuary. If the Company and Reinsurer cannot agree on an actuary, the Company and the Reinsurer shall each nominate three individuals, of whom the other shall decline two, and the final decision shall be made by drawing lots. All the actuaries selected shall be disinterested in the outcome of the commutation and shall be Fellows of the Casualty Actuarial Society. The decision in writing of the appointed actuary, when filed with the parties hereto, shall be final and binding on both parties. The expense of the actuary and of the actuarial calculation shall be equally divided between the two parties. Said actuarial calculation shall take place in a location chosen by the Company. This commutation option is available to the Company at any time there remain any outstanding liabilities of the Reinsurer.

C.	The Company may revoke its notice hereunder, prior to the date of termination, without prejudice to reinstitute later if it so chooses.

D.	The Company, at its sole option, may classify the Reinsurer as a “Run-off Reinsurer,” where said Reinsurer experiences one or more of the Special Termination Events set forth in subparagraphs 1, 2, 3, 8, and 9 under paragraph A above.

Notwithstanding any other provision of this Contract, in the event that a Reinsurer becomes classified by the Company as a Run-off Reinsurer at any time, the Company may elect, by giving written notice to the Run-off Reinsurer at any time thereafter, that all or any of the following shall apply to the Run-off Reinsurer’s share hereunder:

1.	If payment of any claim has been received from the Reinsurers constituting at least 70% of the interests and liabilities of all the Reinsurers that participated on this Contract and are active as of the due date, it being understood that said date shall not be later than 90 days from the date of transmittal by the intermediary of the initial billing for each such payment, the Run-off Reinsurer shall be estopped from denying such claim and must pay within 10 days following transmittal to the Run-off Reinsurer of written notification of such payments. For purposes of this subparagraph, a Reinsurer shall be deemed to be active if it is not a Run-off Reinsurer.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

2.	The interest penalty specified in the LATE PAYMENTS ARTICLE shall be increased by 0.5% for each 30 days that the payment is past due, subject to a maximum increase of 7.0%.

3.	In the event that either party demands arbitration of a dispute between the Company and the Run-off Reinsurer, and the amount in dispute is less than $500,000, unless the arbitration notice includes a demand for rescission of this Contract, notwithstanding the terms of the ARBITRATION ARTICLE, the dispute shall be resolved by a sole arbitrator and the following procedures shall apply:

a.	The sole arbitrator shall be chosen by mutual agreement of the parties within 15 business days after the demand for arbitration. If the parties have not chosen an arbitrator within the 15 business days after receipt of the arbitration notice, the arbitrator shall be chosen in accordance with the Neutral Selection Procedure modified for a single arbitrator, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS) and in force on the date the arbitration is demanded. The nominated arbitrator must be available to read any written submissions and hear testimony within 60 days of being chosen.

b.	Within 10 business days after the arbitrator has been appointed, the parties shall be notified of deadlines for the submission of briefs and documentary evidence, as determined by the arbitrator. There shall be no discovery or hearing unless the parties agree to engage in limited discovery and/or a hearing. Also, the arbitrator can determine, without the consent of the parties, that a limited hearing is necessary.

c.	The arbitrator shall render a decision within 10 business days after the later of the date on which briefs are submitted or the end of the limited hearing. The decision of the arbitrator shall be in writing and shall be final and binding on both parties.

E.	The Company’s waiver of any rights provided in this Article is not a waiver of that right or other rights at a later date.

ARTICLE IV

DEFINITIONS

The terms set forth below, wherever they appear in this Contract and regardless of whether they appear in a singular or plural form, shall have the meanings given herein:

A.	Declaratory Judgment Expense

“Declaratory Judgment Expense” shall mean all expenses incurred by the Company in connection with a declaratory judgment action brought to determine the Company’s defense and/or indemnification obligations that are allocable to a specific claim subject to this Contract. Declaratory Judgment Expense shall be deemed to have been incurred on the date of the original loss giving rise to the declaratory judgment action.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

B.	Extra Contractual Obligations/Loss in Excess of Policy Limits

1.	Extra Contractual Obligations

“Extra Contractual Obligations” shall mean those liabilities not covered under any other provision of this Contract, including any punitive, exemplary, compensatory, or consequential damages, which arise from the handling of any claim on business covered hereunder; such liabilities arising because of, but not limited to, the following: failure to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement, in preparation of the defense, in the trial of any action against its insured, reinsured, its insured’s or reinsured’s assignee or a third party claimant, or in the preparation or prosecution of an appeal consequent upon such action.

2.	Loss in Excess of Policy Limits

“Loss in Excess of Policy Limits” shall mean amounts paid or damages payable by the Company in excess of the Policy limit as a result of alleged or actual negligence, fraud, or bad faith in failing to settle, and/or rejecting a settlement within the Policy limit, in the preparation of the defense, in the trial of any action against its insured, reinsured, its insured’s or reinsured’s assignee or a third party claimant, or in the preparation or prosecution of an appeal consequent upon such action. Loss in Excess of Policy Limits is any amount for which the Company would have been contractually liable to pay had it not been for the limits of the reinsured Policy.

3.	Coverage for Extra Contractual Obligations loss and/or Loss in Excess of Policy Limits shall not apply when such loss has been incurred due to an adjudicated finding of fraud committed by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with a member of the Board of Directors or a corporate officer or a partner of any other corporation or partnership.

4.	Any Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the Policy.

C.	Loss Adjustment Expense

“Loss Adjustment Expense” shall mean all costs and expenses allocable to a specific claim that are incurred by the Company in the investigation, appraisal, adjustment, settlement, litigation, defense, or appeal of a specific claim, including court costs and costs of supersedeas and appeal bonds, and including 1) pre-judgment interest, unless included as part of the award or judgment; 2) post-judgment interest; 3) legal expenses, monitoring

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

counsel expenses, and costs incurred in connection with coverage questions and legal actions connected thereto, including Declaratory Judgment Expense; and 4) a pro rata share of salaries and expenses of Company field employees, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract. Loss Adjustment Expense does not include salaries and expenses of employees, other than 4) above, and office and other overhead expenses.

D.	Loss Occurrence

1.	The term “Loss Occurrence” shall mean the sum of all individual losses directly occasioned by any one disaster, accident, or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one “Loss Occurrence” shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term “Loss Occurrence” shall be further defined as follows:

a.	As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 120 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

b.	As regards riot, riot attending a strike, civil commotion, vandalism, and malicious mischief, all individual losses sustained by the Company occurring during any period of 96 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 96 consecutive hours may be extended in respect of individual losses which occur beyond such 96 consecutive hours during the continued occupation of an assured’s premises by strikers, provided such occupation commenced during the aforesaid period.

c.	As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the introductory portion of subparagraph 1) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company’s “Loss Occurrence.”

d.	As regards “freeze,” only individual losses directly occasioned by collapse, breakage of glass, and water damage (including but not limited to those caused by freezing and/or melting of ice, snow or sleet, or ice damming on a structure, or bursting of frozen pipes and tanks) may be included in the Company’s “Loss Occurrence.”

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

2.	Except for those “Loss Occurrences” referred to in subparagraph b above, the Company may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident, or loss and provided that only one such period of 168 consecutive hours shall apply with respect to one event, except for those loss occurrences referred to in subparagraph a above where only one such period of 120 consecutive hours will apply with respect to one event, regardless of the duration of the event.

3.	However, as respects those “Loss Occurrences” referred to in subparagraph b above, if the disaster, accident, or loss occasioned by the event is of greater duration than 96 consecutive hours, then the Company may divide that disaster, accident, or loss into two or more “Loss Occurrences” provided no two periods overlap and no individual loss is included in more than one such period and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident, or loss.

4.	No individual losses occasioned by an event that would be covered by 96 hours or 120 hours clauses may be included in any “Loss Occurrence” claimed under the 168 hours provision.

E.	Policy

“Policy” shall mean the Company’s binders, policies, and contracts, whether written or oral, providing insurance or reinsurance on the business covered under this Contract.

F.	Renewed

“Renewed” shall include those Policies issued for more than one year (if any), as of their next annual anniversary or annual installment date.

H.	Ultimate Net Loss

“Ultimate Net Loss” shall mean the amount of any settlement, award, or judgment paid by the Company or for which the Company has become liable to pay, including 1) any pre-judgment interest that is included as part of an award or judgment, 2) 90% of Loss in Excess of Policy Limits, 90% of Extra Contractual Obligations, and 3) an allowance for Loss Adjustment Expense equal to 6% of the sum of the indemnity loss and the amounts set forth in 1) and 2) above, after making deductions for all recoveries, salvages, and subrogations, which are actually recovered, and all claims on inuring reinsurance, whether collectible or not; provided, however, that in the event of the insolvency of the Company, payment by the Reinsurer shall be made in accordance with the provisions of the INSOLVENCY ARTICLE. In the event a verdict or judgment is reduced by an appeal or a settlement, subsequent to the entry of the judgment, however, resulting in an ultimate saving on such verdict or judgment, or a judgment is reversed outright, the loss expense incurred in securing such final reduction or reversal shall be prorated between the

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

Reinsurers and the Company in the proportion that each benefits from such reduction or reversal. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company’s Ultimate Net Loss has been ascertained.

ARTICLE V

TERRITORY

The territorial limits of this Contract shall be identical with those of the Company’s Policies.

ARTICLE VI

EXCLUSIONS

A.	This Contract does not apply to and specifically excludes the following:

1.	Liability assumed by the Company under any form of treaty reinsurance; however, all excess of loss reinsurance, business covered in accordance with paragraph B of the BUSINESS COVERED ARTICLE, group intra-company reinsurance (if applicable), local agency reinsurance accepted in the normal course of business, and/or policies written by another carrier at the Company’s request and reinsured 100% by the Company shall not be excluded hereunder.

2.	All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund, or other arrangement, howsoever denominated, established, or governed, that provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

3.	Loss caused directly or indirectly by war, whether or not declared, civil war, insurrection, rebellion, or revolution, or any act or condition incidental to any of the foregoing. This exclusion shall not apply to any Policy that contains a standard war exclusion.

4.	Financial Guarantee coverage and/or similar coverage, however styled.

5.	Loss or liability excluded by the Nuclear Incident Exclusion Clauses – Physical Damage – Reinsurance and Nuclear Energy Risks Exclusion Clause (Reinsurance) (1994) (Worldwide excluding U.S.A. & Canada) attached to this Contract.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

6.	Loss or liability excluded by the Pools, Associations, and Syndicates Exclusion Clause attached to this Contract.

7.	Mold as defined in the Mold Exclusion attached to this Contract.

8.	Flood and/or earthquake, when written as such.

9.	Loss as excluded under the provisions of the Terrorism Exclusion (Property Treaty Reinsurance) – N.M.A. 2930c attached to this Contract.

10.	All assessments from Citizens Property Insurance Corporation.

B.	The exclusions enumerated in paragraph A above (except for subparagraphs 3 and 5) shall not apply when they are merely incidental to the main operations or exposures of the insured, provided such main operations or exposures are also covered by the Company and are not themselves excluded from the scope of this Contract. The Company shall be the sole judge of what is “incidental.”

C.	If the Company is inadvertently bound or is unknowingly exposed (due to error, automatic provisions of policy coverage, or as imposed by law) on a risk otherwise excluded in paragraph A above (except for subparagraphs 3 and 5), such exclusion shall be waived. The duration of said waiver shall not extend beyond the time that notice of such coverage has been received by a responsible underwriting authority of the Company plus the minimum time thereafter for the Company to terminate such coverage or Policy.

D.	If the Company is required to accept an assigned risk, which conflicts with one or more of the exclusions set forth in paragraph A above (except for subparagraphs 3 and 5), this reinsurance shall apply, but up to the limit required by the applicable statute or regulatory authority.

E.	Should any judicial or regulatory entity having jurisdiction invalidate any exclusion in or expand coverage of the Company’s Policy that is also the subject of one or more of the exclusions set forth in paragraph A above (except for subparagraphs 3 and 5), then a loss for which the Company is liable because of such invalidation or expansion of coverage shall not be excluded hereunder.

ARTICLE VII

SPECIAL ACCEPTANCES

A.	Business that is not within the scope of this Contract may be submitted to the Reinsurer for special acceptance hereunder and such business, if accepted by the Reinsurer, shall be subject to all terms, conditions, and limitations of this Contract, except as modified by the special acceptance. Should denial of a request for special acceptance not be received from the Reinsurer within three business days of the Reinsurer’s receipt of said request, the special acceptance shall be deemed automatically agreed.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

B.	If Subscribing Reinsurers under each excess layer with total percentage shares in the interests and liabilities of the Reinsurer of 51% or greater for that excess layer agree to a special acceptance, such special acceptance shall be binding on all Subscribing Reinsurers with respect to their respective shares for that excess layer. If such percentage agreement is not achieved, such special acceptance shall be made to the excess layer only with respect to the interests and liabilities of each Subscribing Reinsurer for that excess layer that agrees to the special acceptance.

C.	Any special acceptance business covered under the reinsurance contract being replaced by this Contract shall be automatically covered hereunder. Furthermore, should the Reinsurer become a party to this Contract subsequent to the acceptance of any business not normally covered hereunder, it shall automatically accept same as being part of this Contract.

ARTICLE VIII

COVERAGE

As respects the excess top & drop layer of reinsurance coverage provided by this Contract, the Company shall retain and be liable for the first amount of Ultimate Net Loss, shown as “Company’s Retention” for the excess top & drop layer in Schedule A attached hereto, arising out of each Loss Occurrence. The Reinsurer shall then be liable, as respects the excess top & drop layer, for the amount by which such Ultimate Net Loss exceeds the Company’s retention, but the liability of the Reinsurer under the excess top & drop layer shall not exceed the amount, shown as “Reinsurer’s Per Occurrence Limit,” as respects any one Loss Occurrence, nor shall it exceed the amount shown as “Reinsurer’s Term Limit,” for the excess top & drop layer in Schedule A attached hereto.

ARTICLE IX

REINSURANCE PREMIUM

A.	The Company shall pay the Reinsurer a deposit premium for the excess top & drop layer equal to the “Annual Deposit Premium” for the excess top & drop layer, as identified in Schedule A attached hereto, in four equal installments of the amount, shown as “Quarterly Deposit Premium” in Schedule A attached hereto, for the excess top & drop layer, on July 1, 2014, October 1, 2014, January 1, 2015, and April 1 of 2015.

B.	Notwithstanding the foregoing, in the event the Company’s average of the 100-year and 25-year AIR (Clasic/2 v.15.0) Hurricane Probable Maximum Loss on August 31, 2014 for subject business is greater than or equal to [***]% and less than or equal to [***]% of the original estimate, there shall be no additional premium due the Reinsurer or return premium due the Company. However, in the event the Company’s average of the 100-year and 25-year AIR (Clasic/2 v.15.0) Hurricane Probable Maximum Loss on August 31, 2014 is less than [***]% or greater than [***]% of the original estimate then the additional premium due the Reinsurer or return premium due the Company shall be determined by the following:

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

1.	If the Company’s average of the 100-year and 25-year AIR (Clasic/2 v.15.0) Hurricane Probable Maximum Loss on August 31, 2014 is greater than [***]% of the original estimate as outlined in paragraph D of this Article, the additional premium due the Reinsurer shall be determined by multiplying the “Rate on PML,” as stated in Schedule A attached hereto, times the difference between [***]% of the original estimate as outlined in paragraph D of this Article and the Company’s average of the 100-year and 25-year AIR (Clasic/2 v.15.0) Hurricane Probable Maximum Loss on August 31, 2014.

2.	If the Company’s average of the 100-year and 25-year AIR (Clasic/2 v.15.0) Hurricane Probable Maximum Loss on August 31, 2014 is less than [***]% of the original estimate as outlined in paragraph D of this Article, the return premium due the Company shall be determined by multiplying the “Rate on PML,” as stated in Schedule A attached hereto, times the difference between the Company’s average of the 100-year and 25-year AIR (Clasic/2 v.15.0) Hurricane Probable Maximum Loss on August 31, 2014 and [***]% of the original estimate as outlined in paragraph D of this Article, subject to the “Minimum Premium” for the excess top & drop layer as stated in Schedule A attached hereto.

C.	The average of the 100-year and 25-year Hurricane return times are calculated based on AIR (Clasic/2 v.15.0). Hurricane Models including secondary uncertainty, standard hurricane frequencies and loss amplification.

D.	The average 100-year and 25-year AIR (Clasic/2 v.15.0) Hurricane PML is estimated at $[***] as of August 31, 2014.

E.	Within 60 days after the expiration or termination of this Contract, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder, computed in accordance with paragraph B of this Article. Any additional premium due the Reinsurer, less amounts previously paid as deposits or otherwise, shall be remitted with said report. Any return premium due the Company, that is in excess of the Company’s premium obligations hereunder, shall be returned by the Reinsurer within 30 days of its receipt of said report.

ARTICLE X

FLORIDA HURRICANE CATASTROPHE FUND

A.	As respects Loss Occurrences subject to this Contract, any loss reimbursement recoverable by the Company under the Florida Hurricane Catastrophe Fund (FHCF), shall be deducted in determining Ultimate Net Loss under this Contract, subject to the following:

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

1.	The full reimbursement amount due from the FHCF for coverage under the Mandatory Layer, based on statutory limits of coverage as of June 1, shall be deemed recovered by the Company, whether or not actually received from the FHCF and whether or not reduced because of the FHCF’s inability to pay.

2.	Any other FHCF recoveries shall be disregarded for purposes of determining Ultimate Net Loss subject to this Contract.

3.	For purposes of allocating recoveries from the FHCF with respect to each Loss Occurrence, only amounts recoverable by applying the pay-out and retention multiples for the FHCF prior to any reduction in retention due to multiple Loss Occurrences in the same annual period shall be included in calculating the deduction from Ultimate Net Loss.

4.	If the Company’s aggregate limit of FHCF reimbursement coverage is exhausted from Loss Occurrences commencing during the term of this Contract, and the FHCF does not designate the portion of said limit allocable to each Loss Occurrence, the total FHCF reimbursement received shall be allocated to each individual Loss Occurrence in the proportion that the Company’s losses in that Loss Occurrence bear to the Company’s total losses arising out of all Loss Occurrences to which the reimbursement applies.

B.	For purposes of loss recoveries under this Contract prior to the final determination of the Company’s retention and limit under the FHCF, FHCF coverage shall be calculated using the Company’s “Projected Payout Multiple” under the FHCF. Upon determination of the Company’s retention and limit under the FHCF, losses will be adjusted, recognizing any adjustment to the “Projected Payout Multiple” caused by a change in the Aggregate Mandatory FHCF Premium but disregarding any change due to a decrease in the statutory limit.

C.	Any FHCF reimbursement premiums paid by the Company for FHCF layers that inure to the benefit of this Contract shall be deemed to be premiums paid for inuring reinsurance.

ARTICLE XI

OTHER REINSURANCE

A.	The Company shall be permitted to carry other reinsurance, recoveries under which may inure to the benefit of this Contract.

B.	The Company shall be permitted to carry underlying reinsurance, recoveries under which shall inure solely to the benefit of the Company and be entirely disregarded in applying all of the provisions of this Contract.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

ARTICLE XII

NET RETAINED LINES

A.	This Contract applies only to that portion of any Policy that the Company retains net for its own account (prior to deduction of any underlying reinsurance) and, in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any Policy that the Company retains net for its own account shall be included.

B.	The Company shall purchase, the layers of reinsurance shown below, which shall inure to the benefit of the reinsurance coverage provided under this Contract.

1.	100% of $7,000,000 excess of $2,000,000 Ultimate Net Loss, each Loss Occurrence, with no reinstatement, and placed at 100%.

2.	$6,000,000 xs $9,000,000 Underlying Property Catastrophe Excess of Loss Reinsurance Contract placed with Osprey Re Ltd.

3.	$4,000,000 xs $2,000,000 xs $4,000,000 Underlying Property Catastrophe Excess of Loss Reinsurance Contract placed with Osprey Re Ltd.

4.	The Multi-Year First & Second Property Catastrophe Excess of Loss Reinsurance Contract (Willis reference number 109797001/109798001-14).

5.	The Property Catastrophe Excess of Loss Reinsurance Agreement (reference number 708852386) placed with Citrus Re Ltd.

6.	The Property Catastrophe Excess of Loss Reinsurance Agreement (reference number 709101428) placed with Citrus Re Ltd.

7.	The Property Catastrophe Excess of Loss Reinsurance Contract (Willis reference number 109904001-14).

8.	The Fourth Property Catastrophe Excess of Loss Reinsurance Contract placed with Osprey Re Ltd.

9.	The Fifth Property Catastrophe Excess of Loss Reinsurance Contract (Willis reference number 109795001-14).

C.	The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurers, whether specific or general, any amounts that may have become due from such reinsurers, whether such inability arises from the insolvency of such other reinsurers or otherwise.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

ARTICLE XIII

NOTICE OF LOSS AND LOSS SETTLEMENTS

A.	The Company shall advise the Reinsurer of all claims or losses that, in the opinion of the Company, may result in a claim hereunder. Furthermore, the Company shall notify the Reinsurer of all subsequent developments to any claims and losses that, in the opinion of the Company, may materially affect the position of the Reinsurer. Inadvertent omission in dispatching any notices shall in no way affect the obligations of the Reinsurer under this Contract, provided the Company informs the Reinsurer of such omission promptly upon discovery.

B.	The Company alone and at its full discretion shall adjust, settle, or compromise all claims and losses.

C.	All loss settlements made by the Company that are within the terms and conditions of this Contract shall be binding upon the Reinsurer. Upon receipt of evidence of the amount paid or to be paid, the Reinsurer agrees to pay within 5 days of its receipt of such evidence or allow, as the case may be, its share of each such amount.

ARTICLE XIV

LATE PAYMENTS

(The provisions of this Article shall not be implemented unless specifically invoked by the Company in writing.)

A.	In the event that any amount due the Company is not received by the intermediary hereunder by the payment due date, the Company may, by notifying the intermediary in writing, require the Reinsurer to pay, and the Reinsurer agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

1.	The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

2.	1/365ths of a rate equal to the 90-day Treasury Bill rate as published in The Wall Street Journal on the first business day following the date a remittance becomes due plus 300 basis points; times

3.	The amount past due, including accrued interest.

The Reinsurer shall also pay any and all costs and expenses, including reasonable attorney’s fees, incurred in connection with the collection and enforcement of the Reinsurer’s payment obligations hereunder

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties has been received by the intermediary.

B.	The establishment of the payment due date shall, for purposes of this Article, be determined in accordance with the applicable Article of this Contract.

C.	For purposes of interest calculation only, amounts due hereunder shall be deemed paid upon receipt by the intermediary. The validity of any claim or payment may be contested under the provisions of this Contract. If the Reinsurer prevails in an arbitration, or any other proceeding, there shall be no interest penalty due. Otherwise, any interest shall be calculated and due as outlined above. Furthermore, if the Reinsurer pays any claim hereunder that it is contesting and prevails in such action, the Company shall return such payment plus pay interest on same, at a rate calculated as per the provisions of paragraph A, above; however, such calculation is to begin from the actual date of remittance of funds from the Reinsurer through the date the funds are returned.

ARTICLE XV

SALVAGE AND SUBROGATION

A.	The Company, at its sole discretion, may enforce its right to salvage and/or subrogation and may prosecute all claims arising out of such right. Should the Company refuse or neglect to enforce this right, the Reinsurer is hereby empowered and authorized to institute appropriate action in the name of the Company.

B.	The expense incurred by the Company in pursuing any such recovery shall be borne by each party in proportion to its benefit (if any) from the recovery. If the recovery expense exceeds the amount recovered, the amount recovered (if any) shall be applied to the reimbursement of recovery expense incurred by the Company and the remaining expense shall be included in Ultimate Net Loss.

C.	Notwithstanding anything to the contrary in this Contract, if the Reinsurer initiates an action to secure salvage and/or subrogation in the name of the Company, and there is no such recovery, or if the amount recovered is insufficient to cover the expenses incurred in pursuing salvage and/or subrogation, the Reinsurer initiating such action shall be responsible for such excess expense. Furthermore, said Reinsurer shall be responsible for any damages to the Company, including reimbursement of any compensatory and/or punitive damages resulting from the action.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

ARTICLE XVI

DELAYS, OMISSIONS, OR ERRORS

Any inadvertent delay, omission, or error shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such delay, omission, or error had not been made, provided any omission or error is rectified upon discovery.

ARTICLE XVII

LIABILITY OF THE REINSURER

All reinsurances for which the Reinsurer shall be liable by virtue of this Contract shall be subject in all respects to the same terms, conditions, interpretations, and waivers and to the same modifications, alterations, and cancellations, as the respective Policies to which such reinsurances relate, the true intent of the parties to this Contract being that the Reinsurer shall follow the fortunes of the Company. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

ARTICLE XVIII

ENTIRE AGREEMENT

This Contract shall constitute the entire agreement between the parties with respect to the business being reinsured hereunder and no understandings exist between the parties other than those expressed in this Contract. Any change or modification to this Contract shall be null and void unless made by amendment to this Contract and signed by both parties. This Article shall not be construed as limiting in any way the admissibility, in the context of an arbitration or any other legal proceeding, of evidence regarding the formation, interpretation, purpose, or intent of this Contract.

ARTICLE XIX

OFFSET

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise; however, in the event of the insolvency of any party hereto, offset shall be in accordance with applicable law.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

ARTICLE XX

CURRENCY

A.	Whenever the word “Dollars” or the “$” sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

B.	Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

ARTICLE XXI

TAXES

The Company shall pay applicable taxes (except Federal Excise Tax, if any) on premiums reported to the Reinsurer under this Contract.

ARTICLE XXII

FEDERAL EXCISE TAX

A.	The Reinsurer has agreed to allow the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) for the purpose of paying Federal Excise Tax to the extent such premium is subject to such tax. Should the Reinsurer claim exempt status from Federal Excise Tax, it shall provide to the Company, upon its request, proof that the exempt status adequately satisfies the rules as imposed under the Internal Revenue Code and any other applicable U.S. government authority.

B.	In the event of any return premium becoming due hereunder, the Reinsurer shall deduct the applicable percentage from the return premium payable hereon and the Company or its agent shall recover such tax from the United States Government.

C.	As respects premiums ceded to the Reinsurer under this Contract, the Reinsurer agrees to indemnify the Company for any liability, expense, interest, or penalty it may incur by reason of the Reinsurer’s breach of this Article.

ARTICLE XXIII

RESERVES AND FUNDING

A.	The Reinsurer shall provide funding under the terms of this Article only if the Company is denied statutory credit for reinsurance ceded to that Reinsurer pursuant to the credit for reinsurance law or regulations of the regulatory authority having jurisdiction over the Company’s reserves.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

B.	As regards Policies issued by the Company coming within the scope of this Contract, the Company agrees that, when it files with the insurance regulatory authority or sets up on its books reserves for liabilities which it is required by law to set up, it shall forward to the Reinsurer a report showing the proportion of such reserves which is applicable to the Reinsurer. The Reinsurer shall fund 100% of its portion of such reserves in respect of:

1.	Loss and loss expense paid by the Company but not recovered from the Reinsurer;

2.	Known outstanding losses that have been reported to the Reinsurer and loss expense relating thereto;

3.	Reserves for loss and loss expense incurred but not reported;

4.	Unearned premium (if applicable);

5.	Other amounts recoverable reported in Schedule F of the Company’s NAIC Statement;

as shown in the report prepared by the Company (hereinafter referred to as “Reinsurer’s Obligations”). The Reinsurer’s Obligations shall be funded by funds withheld, cash advances, escrow accounts for the benefit on the Company, Letters of Credit (“LOC”), Trust Account, or a combination thereof. The Reinsurer shall have the option of determining the method of funding, subject always to the provision that (a) the method of funding and (b) the terms and provisions of any such LOC or Trust Account and (c) the quality of assets in any Trust Account are all acceptable to the Company and also meet the requirements of each applicable insurance regulatory authority having jurisdiction over the Company’s reserves. In the event a provision of any such funding instrument jeopardizes the Company’s ability to obtain full credit for reinsurance, such provision shall be void and shall be amended to comply with applicable credit for reinsurance requirements. The Reinsurer shall provide funding and/or any adjustments thereto in time for the Company to meet the requirements of each applicable insurance regulatory authority having jurisdiction over the Company’s reserves, provided that the Company sends the report of Reinsurer’s Obligations at least 15 days prior to the date such funding is required.

C.	Deferral of funding that may be permitted for a certified reinsurer in the event of a catastrophe shall not apply to any Reinsurer under this Contract.

D.

When funding in whole or in part by an LOC, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional LOC dated on or before December 31 of the year in which the request is made (on or before the last day of the calendar quarter for any quarterly adjustment), issued by a member of the Federal Reserve System or any bank approved for use by the NAIC Securities Valuation Office, and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves. Such LOC shall be issued for a period of not

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

less than one year and shall include an “evergreen clause,” which automatically extends the term for at least one additional year at each expiration date unless 60 days (or such other time period as may be required by the applicable insurance regulatory authorities) prior to any expiration date the issuing bank notifies the Company by certified or registered mail that the issuing bank elects not to consider the LOC extended for any additional period.

E.	The Reinsurer and Company agree that any funding provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company for the following purposes:

1.	To reimburse the Company for the Reinsurer’s share of unearned premium on Policies reinsured hereunder on account of cancellations of such Policies;

2.	To reimburse the Company for the Reinsurer’s Obligations, the payment of which is due under the terms of this Contract and which has not been otherwise paid;

3.	To make refund of any sum which is in excess of the actual amount required to pay the Reinsurer’s Obligations under this Contract (or in excess of 102% of Reinsurer’s Obligations, if funding is provided by a Trust Account);

4.	To fund an account with the Company for the Reinsurer’s Obligations if such LOC is under notice of non-renewal or not replaced by the Reinsurer within 10 days prior to its expiration. Such cash deposit shall be held in an interest bearing account separate from the Company’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer;

5.	To pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract.

In the event the amount drawn by the Company on any funding provided by the Reinsurer is in excess of the actual amount required for subparagraph 1, 2, or 4 or, in the case of subparagraph 5, the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

F.	The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

G.	At annual intervals, or more frequently but never more frequently than quarterly, the Company shall prepare a specific report of the Reinsurer’s Obligations, for the sole purpose of amending the LOC or other method of funding, in the following manner:

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

1.	If the report shows that the Reinsurer’s Obligations exceed the available balance of the funds withheld and/or cash advances and/or escrow accounts and/or LOC and/or Trust Account as of the report date, the Reinsurer shall, within 30 days after receipt of notice of such excess, make an adjustment to increase the available balance of funds withheld and/or cash advances and/or LOC and/or Trust Account by the amount of such excess.

2.	If, however, the report shows that the Reinsurer’s Obligations are less than the available balance of the funds withheld and/or cash advances and/or escrow accounts and/or LOC and/or 102% of the balance of the Trust Account if funding is provided by Trust Account, as of the report date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess funding by making or allowing an adjustment to the funds withheld and/or cash advances and/or escrow accounts and/or LOC and/or Trust Account.

H.	Should the Reinsurer be in breach of its obligations under this Article, notwithstanding anything to the contrary elsewhere in this Contract, the Company may seek relief in respect of said breach from any court having competent jurisdiction over the parties hereto.

ARTICLE XXIV

THIRD PARTY RIGHTS

This Contract is solely between the Company and the Reinsurer, and in no instance shall any other party have any rights under this Contract except as expressly provided otherwise in the INSOLVENCY ARTICLE.

ARTICLE XXV

REINSURANCE ALLOCATION

A.	While having no effect on the settlements or liabilities of the parties to this Contract, it is established that:

1.	If an Occurrence covered under this Contract involves multiple member companies, the Company shall allocate the Reinsurer’s limit of liability for the Occurrence to each member company involved, proportionately, based on the percentage that the affected member company’s loss bears to the total of all losses contributing to that Occurrence; and

2.	With respect to reinsurance premium due to the Reinsurer hereunder, each member company shall be responsible for its proportionate share of the reinsurance premium. The deposit premium, minimum premium, and final reinsurance premium, as determined under the terms of this Contract, shall be apportioned to each member company by the Company in the same proportion that each member company’s subject premium bears to the total subject premium.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

B.	Records of these allocations shall be maintained in sufficient detail to identify both the Reinsurer’s loss obligations allocated to each member company and each member company’s share of premium allocation.

ARTICLE XXVI

SEVERABILITY

If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations, or public policy of any jurisdiction, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

ARTICLE XXVII

SANCTIONS

Notwithstanding any other provision in this Contract to the contrary, if at any time should any receipt or payment of funds or any other contemplated transaction under this Contract constitute an actual or potential violation of any economic sanction or money laundering statute, regulation or order which is applicable to either the Company or the Reinsurer, the party who becomes aware of the actual or potential violation shall immediately notify the other party of the actual or potential violation and the reasons therefor. Solely with respect to such receipt, payment or other transaction, the obligation of the parties under this Contract shall be suspended until such time as the Company or the Reinsurer are authorized by applicable law, regulation, or license to perform under this Contract. For the avoidance of doubt, the obligations of the parties under this Contract shall remain in effect with respect to the receipt or payment of funds or any other contemplated transaction which would not constitute a violation of any economic sanction or money laundering law, regulation or order.

ARTICLE XXVIII

GOVERNING LAW

This Contract shall be governed as to performance, administration, and interpretation by the laws of the State of Florida, exclusive of that state’s rules with respect to conflicts of law. However, with respect to credit for reinsurance, the rules of all applicable states shall apply.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

ARTICLE XXIX

ACCESS TO RECORDS

A.	The Reinsurer or its designated representative(s) approved by the Company, upon providing reasonable advance notice to the Company, shall have access at the offices of the Company or at a location to be mutually agreed, at a time to be mutually agreed, to inspect the Company’s underwriting, accounting, or claim files pertaining to the subject matter of this Contract. The Company shall determine the manner in which files shall be accessed by the Reinsurer. The Reinsurer may, at its own expense, reasonably request copies of such files and agrees to pay the Company’s reasonable costs (including staff expense and other overhead costs) incurred in procuring such copies.

B.	The Reinsurer or its designated representative(s) shall not have access to Protected Records related to a claim ceded to this Contract; however, the Reinsurer shall be permitted to have access to those Protected Records described in subparagraph F.2 of this Article after the Company’s final settlement or final adjudication of such underlying claim. If Protected Records are withheld, the Company shall advise the Reinsurer accordingly and the Company shall take reasonable steps to provide the Reinsurer with sufficient information to determine its liability hereunder. Further, the Reinsurer or its designated representative(s) shall not have access to any communications with any other reinsurer supporting the Company in respect of business subject to this Contract and shall not have access to Protected Records relating to any dispute between the Company and the Reinsurer.

C.	If any undisputed amounts are overdue from the Reinsurer to the Company, the Reinsurer shall have access to such records only upon payment of all such overdue amounts.

D.	Upon completion of the audit, the Reinsurer and its representative(s) shall consult with the Company promptly and in good faith, no later than 30 days after the completion of the audit unless otherwise agreed, with respect to any and all questions or issues raised by the audit. If, as a result of the Reinsurer’s inspection of the Company’s files, any claim is denied, contested, or disputed, the Reinsurer shall promptly provide the Company with a summary of any reports or analysis completed by the Reinsurer’s personnel or by any third party on behalf of the Reinsurer outlining the findings of the inspection and identifying the reasons for contesting or disputing the subject claim.

E.	Nothing in this Article requires the Company to maintain or to make available any document for longer than the period required by the Company’s document retention policies and procedures or the period required by applicable statute or regulation, whichever is greater.

F.	“Protected Records” are defined as communications, files, records, documents, or books:

1.	Deemed by the Company to concern Trade Secrets of the Company (Trade Secrets shall have the meaning provided in Section 1839 of the United States Economic Espionage Act of 1996); or

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

2.	Deemed by the Company to be subject to attorney-client privilege or work product rule protection; or

3.	Concerning individual private information that as a matter of law cannot be disclosed by the Company.

ARTICLE XXX

CONFIDENTIALITY

A.	The Reinsurer hereby acknowledges that the documents, information, and data provided to the Reinsurer by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract, inspection pursuant to the ACCESS TO RECORDS ARTICLE, or any other information relating to this Contract (“Confidential Information”) are proprietary and confidential to the Company.

B.	Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies, except when:

1.	Required by retrocessionaires subject to the business ceded to this Contract; or

2.	Required by state regulators performing an audit of the Reinsurer’s records and/or financial condition; or

3.	Required by external auditors performing an audit of the Reinsurer’s records in the normal course of business.

C.	Further, the Reinsurer agrees not to use any Confidential Information for any purpose not permitted by this Contract or not related to the performance of their obligations or enforcement of their rights under this Contract.

D.	Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process, or any regulatory authority to release or disclose any Confidential Information, unless prohibited by law the Reinsurer agrees to provide the Company written notice of same prior to such release or disclosure and to use its reasonable best efforts to assist the Company in maintaining the confidentiality provided for in this Article.

E.	The provisions of this Article shall extend to the officers, directors, and employees of the Reinsurer and its affiliates, who have received Confidential Information in accordance with this Contract, and shall be binding upon their successors and assigns.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

ARTICLE XXXI

INSOLVENCY

A.	In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator, or statutory successor, with reasonable provision for verification, on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator, or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company, indicating the Policy reinsured which claim would involve a possible liability on the part of the Reinsurer, within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

B.	Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company.

C.	It is further agreed that, in the event of the insolvency of the Company, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company or its liquidator, receiver, conservator, or statutory successor, except as otherwise provided by Section 4118(a) (relating to Fidelity and Surety Risks) and Section 1114(c) (relating to physical damage) of the Insurance Law of New York or except 1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company or 2) where the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payee under such Policies and in substitution for the obligations of the Company to such payees. Then, and in that event only, the Company, with the prior approval by the Superintendent of Insurance of the State of New York of the Certificate of Assumption on New York risks, is entirely released from its obligation and the Reinsurers shall pay any loss directly to payees under such policies.

D.	In the event of the insolvency of any company or companies listed in the designation of “Company” under this Contract, this Article shall apply only to the insolvent company or companies.

E.	In the event of the insolvency of any company or companies covered hereunder, the laws of the applicable domiciliary state(s) shall apply. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company or companies covered hereunder, that domiciliary state’s laws shall prevail.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

ARTICLE XXXII

ARBITRATION

A.	As a condition precedent to any right of action hereunder, any irreconcilable dispute arising out of the interpretation, performance, or breach of this Contract, including the formation or validity thereof, whether arising before or after the expiry or termination of the Contract, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent by certified mail, return receipt requested, or such reputable courier service as is capable of returning proof of receipt of such notice by the recipient to the party demanding arbitration.

B.	Notwithstanding the provisions of the foregoing paragraph, the Company shall have the option to either litigate or arbitrate any dispute in which the Reinsurer makes any allegation of misrepresentation, non-disclosure, concealment, fraud or bad faith and/or where the Reinsurer has experienced a Special Termination Event, as defined in the SPECIAL TERMINATION AND OTHER REMEDIES ARTICLE.

C.	One arbitrator shall be appointed by each party. If the responding party fails to appoint its arbitrator within 30 days after its receipt of the claimant party’s notice requesting arbitration, the claimant party, after 10 days’ notice by certified mail or reputable courier as provided above of its intention to do so, may appoint the second arbitrator.

D.	The two arbitrators shall, before instituting the hearing, appoint an impartial third arbitrator who shall preside at the hearing. Should the two arbitrators fail to choose the third arbitrator within 30 days of the appointment of the second arbitrator, the parties shall appoint the third arbitrator pursuant to the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS) Umpire Selection Procedure. All arbitrators shall be disinterested active or former senior executives of insurance or reinsurance companies or Underwriters at Lloyd’s, London. In the event of the resignation or death of any arbitrator, a replacement shall be appointed in the same manner as the resigning or deceased arbitrator was appointed and the newly constituted panel shall take all necessary and/or reasonable measures to continue the arbitration proceedings without additional delay.

E.	Within 30 days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in Clearwater, Florida, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of Florida. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

F.	The panel shall make its decision as promptly as possible following the termination of the hearings, considering the terms and conditions expressed in this Contract and the custom and practice of the applicable insurance and reinsurance business. Judgment upon the award may be entered in any court having jurisdiction thereof.

G.	If more than one Reinsurer is involved in arbitration where there are common questions of law or fact and a possibility of conflicting awards or inconsistent results, all such Reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the Reinsurers constituting the one party; provided, however, that nothing therein shall impair the rights of such Reinsurers to assert several, rather than joint defenses or claims, nor be construed as changing the liability of the Reinsurers under the terms of this Contract from several to joint.

H.	Each party shall bear the expense of the arbitrator selected by or for it and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law.

ARTICLE XXXIII

SERVICE OF SUIT

(This Article is applicable if the Reinsurer is not domiciled in the United States of America and/or is not authorized in any State, Territory, or District of the United States where authorization is required by insurance regulatory authorities. This Article is not intended to conflict with or override the obligation of the parties to arbitrate their disputes in accordance with the ARBITRATION ARTICLE.)

A.	In the event of the failure of the Reinsurer to perform its obligations under this Contract, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against it upon this Contract, and shall abide by the final decision of such court or of any appellate court in the event of an appeal. The validity and/or enforceability of any arbitration award or judgment obtained in the United States shall not be contested by the Reinsurer in any jurisdiction outside of the United States.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

B.	Service of process in such suit may be made upon the law firm of Mendes and Mount, 750 Seventh Avenue, New York, NY 10019, the law firm of Foley & Lardner LLP, 555 California Street, Suite 1700, San Francisco, California 94104-1520, or another party specifically designated by the Reinsurer in its Interests and Liabilities Agreement attached hereto.

C.	Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his/her successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceedings instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

D.	The individual named in paragraph C shall be deemed the Reinsurer’s agent for the service of process:

1.	where the address designated in, or pursuant to paragraph B is invalid; or

2.	to the extent necessary to bring this Contract into conformity with the applicable law of a state with jurisdiction over the Company.

ARTICLE XXXIV

MODE OF EXECUTION

This Contract may be executed either by an original written ink signature of paper documents, by an exchange of facsimile copies showing the original written ink signature of paper documents, or by electronic signature by either party employing appropriate software technology as to satisfy the parties at the time of execution that the version of the document agreed to by each party shall always be capable of authentication and satisfy the same rules of evidence as written signatures. The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

ARTICLE XXXV

INTERMEDIARY

Willis Re Inc., 7760 France Avenue South, Suite 450, Minneapolis, Minnesota 55435 is hereby recognized as the intermediary negotiating this Contract and through whom all communications relating thereto shall be transmitted to the Company or the Reinsurer. However, all communications concerning accounts, claim information, funds, and inquiries related thereto shall be transmitted to the Company or the Reinsurer through Willis Re Inc., 5420 Millstream

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

Road, Suite 300, McLeansville, North Carolina 27301-9528. Payments by the Company to Willis Re Inc. shall be deemed to constitute payment to the Reinsurer and payments by the Reinsurer to Willis Re Inc. shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

IN WITNESS WHEREOF, the Company by its duly authorized representative has executed this Contract as of the date specified below:

Signed this 1st day of August, 2014.

HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY

By	/s/ Richard A. Widdicombe

Printed Name	Richard A. Widdicombe

Title	President

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

SCHEDULE A

SIXTH PROPERTY CATASTROPHE

EXCESS OF LOSS REINSURANCE CONTRACT

Effective: July 1, 2014

HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY

Clearwater, Florida

including any and/or all of the subsidiary or affiliate companies that are now or may hereafter come under the ownership, management and/or control of the Company

	Sixth Excess
	Top & Drop Layer
	109895001-14
Company’s Retention		$2,000,000
Reinsurer’s Per Occurrence Limit		$50,000,000
Reinsurer’s Term Limit		$50,000,000
Rate on PML		[***]	%
Annual Deposit Premium	$	[***]
Quarterly Deposit Premium	$	[***]
Minimum Premium	$	[***]

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - U.S.A.

1)	This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2)	Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.	Nuclear reactor power plants including all auxiliary property on the site, or

II.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.	Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material,” and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

IV.	Installations other than those listed in paragraph 2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3)	Without in any way restricting the operations of paragraphs 1) and 2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph 3) shall not operate

a)	where the Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

b)	where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However, on and after 1st, January 1960, this sub-paragraph b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4)	Without in any way restricting the operations of paragraphs 1), 2) and 3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5)	It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6)	The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954, or by any law amendatory thereof.

7)	Reassured to be sole judge of what constitutes:

a)	substantial quantities, and

b)	the extent of installation, plant or site.

NOTE: Without in any way restricting the operations of paragraph 1) hereof, it is understood and agreed that:

a)	all policies issued by the Reassured on or before 31st, December 1957, shall be free from the application of the other provisions of this Clause until expiry date or 31st, December 1960, whichever first occurs whereupon all the provisions of this Clause shall apply,

b)	with respect to any risk located in Canada policies issued by the Reassured on or before 31st, December 1958, shall be free from the application of the other provisions of this Clause until expiry date or 31st, December 1960, whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57

N.M.A. 1119

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE – CANADA

1)	This Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2)	Without in any way restricting the operation of paragraph 1 of this clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

(a)	Nuclear reactor power plants including all auxiliary property on the site, or

(b)	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and critical facilities as such, or

(c)	Installations for fabricating complete fuel elements or for processing substantial quantities of radioactive materials, and for reprocessing, salvaging, chemically separating, storing or disposing of spent nuclear fuel or waste materials, or

(d)	Installations other than those listed in (c) above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3)	Without in any way restricting the operation of paragraphs 1 and 2 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph 3 shall not operate:

(a)	where the Reinsured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)	where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused.

4)	Without in any way restricting the operation of paragraphs 1, 2, and 3 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5)	This clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reinsured to be the primary hazard.

6)	The term “radioactive material” means uranium, thorium, plutonium, neptunium, their derivatives and compounds, radioactive isotopes of other elements and any other substances which may be designated by or pursuant to any law, act or statute, or any law amendatory thereof as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy.

7)	Reinsured to be sole judge of what constitutes:

(a)	substantial quantities, and

(b)	the extent of installation, plant or site.

8)	Without in any way restricting the operation of paragraphs 1, 2, 3, and 4 of this clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer caused:

(a)	by any nuclear incident as defined in pursuant to the Nuclear Liability Act or any other nuclear liability act, law or statute, or any law amendatory thereof or nuclear explosion, except for ensuing loss or damage which results directly from fire, lightning or explosion of natural, coal or manufactured gas;

(b)	by contamination by radioactive material.

NOTE:	Without in any way restricting the operation of paragraphs 1, 2, 3 and 4 of this clause, paragraph 8 of this clause shall only apply to all original contracts of the Reinsured whether new, renewal or replacement which become effective on or after December 31, 1992.

01/04/96

N.M.A. 1980a

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

NUCLEAR ENERGY RISKS EXCLUSION CLAUSE (REINSURANCE) (1994)

(WORLDWIDE EXCLUDING U.S.A. AND CANADA)

This agreement shall exclude Nuclear Energy Risks whether such risks are written directly and/or by way of reinsurance and/or via Pools and/or Associations.

For all purposes of this agreement Nuclear Energy Risks shall mean all first party and/or third party insurances or reinsurances (other than Workers’ Compensation and Employers’ Liability) in respect of:

I	All Property on the site of a nuclear power station.

Nuclear Reactors, reactor buildings and plant and equipment therein on any site other than a nuclear power station.

II	All Property, on any site (including but not limited to the sites referred to in (I) above) used or having been used for:

(a)	The generation of nuclear energy; or

(b)	The Production, Use or Storage of Nuclear Material.

III	Any other Property eligible for insurance by the relevant local Nuclear Insurance Pool and/or Association but only to the extent of the requirements of that local Pool and/or Association.

IV	The supply of goods and services to any of the sites described in I to III above, unless such insurances or reinsurances shall exclude the perils of irradiation and contamination by Nuclear Material.

Except as undernoted, Nuclear Energy Risks shall not include:

(i)	Any insurance or reinsurance in respect of the construction or erection or installation or replacement or repair or maintenance or decommissioning of Property as described in I to III above (including contractors’ plant and equipment);

(ii)	Any Machinery Breakdown or other Engineering insurance or reinsurance not coming within the scope of I above;

Provided always that such insurance or reinsurance shall exclude the perils of irradiation and contamination by Nuclear Material.

However, the above exemption shall not extend to:

1.	The provision of any insurance or reinsurance whatsoever in respect of:

(a)	Nuclear Material;

(b)	Any Property in the High Radioactivity Zone or Area of any Nuclear Installation as from the introduction of Nuclear Material or—for reactor installations—as from fuel loading or first criticality where so agreed with the relevant local Nuclear Insurance Pool and/or Association.

2.	The provision of any insurance or reinsurance for the undernoted perils:

•	Fire, lightning, explosion;

•	Earthquake;

•	Aircraft and other aerial devices or articles dropped therefrom;

•	Irradiation and radioactive contamination;

•	Any other peril insured by the relevant local Nuclear Insurance Pool and/or Association;

in respect of any other Property not specified in 1 above which directly involves the Production, Use or Storage of Nuclear Material as from the introduction of Nuclear Material into such Property.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

Definitions

“Nuclear Material” means:

(i)	Nuclear fuel, other than natural uranium and depleted uranium, capable of producing energy by a self-sustaining chain process of nuclear fission outside a Nuclear Reactor, either alone or in combination with some other material; and

(ii)	Radioactive Products or Waste.

“Radioactive Products or Waste” means any radioactive material produced in, or any material made radioactive by exposure to the radiation incidental to the production or utilisation of nuclear fuel, but does not include radioisotopes which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose.

“Nuclear Installation” means:

(i)	Any Nuclear Reactor;

(ii)	Any factory using nuclear fuel for the production of Nuclear Material, or any factory for the processing of Nuclear Material, including any factory for the reprocessing of irradiated nuclear fuel; and

(iii)	Any facility where Nuclear Material is stored, other than storage incidental to the carriage of such material.

“Nuclear Reactor” means any structure containing nuclear fuel in such an arrangement that a self-sustaining chain process of nuclear fission can occur therein without an additional source of neutrons.

“Production, Use or Storage of Nuclear Material” means the production, manufacture, enrichment, conditioning, processing, reprocessing, use, storage, handling and disposal of Nuclear Material.

“Property” shall mean all land, buildings, structures, plant, equipment, vehicles, contents (including but not limited to liquids and gases) and all materials of whatever description whether fixed or not.

“High Radioactivity Zone or Area” means:

(i)	For nuclear power stations and Nuclear Reactors, the vessel or structure which immediately contains the core (including its supports and shrouding) and all the contents thereof, the fuel elements, the control rods and the irradiated fuel store; and

(ii)	For non-reactor Nuclear Installations, any area where the level of radioactivity requires the provision of a biological shield.

10/3/94

N.M.A. 1975a

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

POOLS, ASSOCIATIONS & SYNDICATES EXCLUSION CLAUSE

SECTION A:

EXCLUDING:

(a)	All Business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

(b)	Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring Property whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

SECTION B:

EXCLUDING:

Business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in, any Pools, Associations, or Syndicates, whether by way of insurance or reinsurance, formed for the purpose of writing any of the following:

Oil, Gas or Petro-Chemical Plants,

Oil or Gas Drilling Rigs,

Aviation Risks.

SECTION B does not apply:

(a)	Where the Total Insured Value over all interests of the risk in question is less than $[***].

(b)	To interests traditionally underwritten as Inland Marine or Stock and/or Contents written on a Blanket basis.

(c)	To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above, other than as provided for under Section B (a).

(d)	To risks as follows:

Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (other than Railroad Schedules) and Builder’s Risks on the classes of risks specified in this subsection (d) only.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

Where this Clause attaches to catastrophe excesses, the following Section C is added:

SECTION C:

NEVERTHELESS the Reinsurer specifically agrees that liability accruing to the Company from its participation in residual market mechanisms including but not limited to:

(l)	The following so-called “Coastal Pools”:

ALABAMA INSURANCE UNDERWRITING ASSOCIATION

MISSISSIPPI WINDSTORM UNDERWRITING ASSOCIATION

NORTH CAROLINA INSURANCE UNDERWRITING ASSOCIATION

SOUTH CAROLINA WINDSTORM AND HAIL UNDERWRITING ASSOCIATION

TEXAS WINDSTORM INSURANCE ASSOCIATION

AND

(2)	All “FAIR Plan” and “Rural Risk Plan” business

AND

(3)	The Louisiana Citizens Property Insurance Corporation and the California Earthquake Authority (CEA)

for all perils otherwise protected hereunder shall not be excluded, except, however, that this reinsurance does not include any increase in such liability resulting from:

(i)	The inability of any other participant in such “Coastal Pool” and/or “FAIR Plan” and/or “Rural Risk Plan” and/or Residual Market Mechanisms to meet its liability.

(ii)	Any claim against such “Coastal Pool” and/or “FAIR Plan” and/or “Rural Risk Plan” and/or Residual Market Mechanisms, or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any Insolvency Fund (as defined in the Insolvency Fund Exclusion Clause incorporated in this Contract).

The Company will deduct from the Ultimate Net Loss any payments or credits received as recoupment of any assessment that has been included in the Ultimate Net Loss. The Company will recoup such assessment where it is commercially practicable or allowable to do so.

SECTION D:

Notwithstanding Section C above, in respect of the CEA, where an assessment is made against the Company by the CEA, the Company may include in the Ultimate Net Loss only that assessment directly attributable to each separate loss occurrence covered hereunder. The Company’s initial capital contribution to the CEA shall not be included in the Ultimate Net Loss. Any assessments for accounting years subsequent to that in which the loss occurrence commenced may not be included in the Ultimate Net Loss hereunder.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

MOLD EXCLUSION

This Contract does not apply to loss or liability in any way or to any extent arising out of the actual or alleged presence or actual, alleged or threatened presence of fungi including, but not limited to, mold, mildew, mycotoxins, microbial volatile organic compounds or other “microbial contamination.” This includes:

1.	Any supervision, instruction, recommendations, warnings, or advice given or which should have been given in connection with the above; and

2.	Any obligation to share damages with or repay someone else who must pay damages because of such injury or damage.

For purposes of this exclusion, “microbial contamination” means any contamination, either airborne or surface, which arises out of or is related to the presence of fungi, mold, mildew, mycotoxins, microbial volatile organic compounds or spores, including, without limitation, Penicillium, Aspergillus, Fusarium, Aspergillus Flavus and Stachybotrys chartarum.

Losses resulting from the above causes do not in and of themselves constitute an event unless arising out of one or more of the following perils, in which case this exclusion does not apply:

Fire, lightning, explosion, aircraft or vehicle impact, falling objects,

windstorm, hail, tornado, cyclone, hurricane, earthquake, volcano,

tsunami, flood, freeze or weight of snow.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

TERRORISM EXCLUSION (PROPERTY TREATY REINSURANCE) N.M.A. 2930C

Notwithstanding any provision to the contrary within this reinsurance agreement or any endorsement thereto, it is agreed that this reinsurance agreement excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any act of terrorism, as defined herein, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

An act of terrorism includes any act, or preparation in respect of action, or threat of action designed to influence the government de jure or de facto of any nation or political division thereof, or in pursuit of political, religious, ideological, or similar purposes to intimidate the public or a section of the public of any nation by any person or group(s) of persons whether acting alone or on behalf of or in connection with any organization(s) or government(s) de jure or de facto, and which:

(i)	involves violence against one or more persons; or

(ii)	involves damage to property; or

(iii)	endangers life other than that of the person committing the action; or

(iv)	creates a risk to health or safety of the public or a section of the public; or

(v)	is designed to interfere with or to disrupt an electronic system.

This reinsurance agreement also excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any action in controlling, preventing, suppressing, retaliating against, or responding to any act of terrorism. Notwithstanding the above and subject otherwise to the terms, conditions, and limitations of this reinsurance agreement, in respect only of personal lines this reinsurance agreement will pay actual loss or damage (but not related cost or expense) caused by any act of terrorism provided such act is not directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, radioactive, or nuclear pollution or contamination or explosion.

NMA2930c

22/11/02

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.